Exhibit 99.1

Press Release

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS FOURTH QUARTER NET INCOME OF $47.8 MILLION, OR $1.74 PER DILUTED SHARE

HAMILTON, Bermuda (Feb. 11, 2014) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and twelve months ended Dec. 31, 2013.

"Strong fourth quarter results capped off a year of solid progress," said Argo Group CEO Mark E. Watson III.  "Over the year, we achieved profitable top line growth and generated improved underwriting margins in all our businesses.  We find ourselves well positioned to benefit from these themes as we enter the new year."

HIGHLIGHTS FOR THE FOURTH QUARTER ENDED DEC. 31, 2013:

●	Gross written premiums were $412.9 million, an increase of $23.2 million or 6.0% over the fourth quarter of 2012.
●	The combined ratio was 95.2% compared to 109.6% in the fourth quarter of 2012.
●
Net favorable prior-year reserve development was $12.1 million (benefiting the combined ratio by 3.6 points), compared with $9.6 million (benefiting the combined ratio by 3.2 points) in the fourth quarter of 2012.

●	Estimated pre-tax catastrophe losses were negligible compared to $47.9 million or 16.3 points in the fourth quarter of 2012.
●	The current accident year loss ratio, excluding catastrophes, was 59.4% compared to 58.1% in the fourth quarter of 2012.
●	Net income was $47.8 million or $1.74 per diluted share compared to a net loss of $4.7 million or $0.17 per diluted share in the fourth quarter of 2012.
●	After-tax operating income was $22.6 million or $0.82 per diluted share compared to an operating loss of $5.9 million or $0.21 per diluted share in the fourth quarter of 2012.
●	Book value per share increased 3% to $58.96 from $57.38 at Sept. 30, 2013, and 7% from $55.22 at Dec. 31, 2012.
●	During the quarter the Company repurchased $6.4 million or 149,744 shares of its common stock at an average price of $42.62, which represents 0.6% of net shares outstanding at Sept. 30, 2013.

- more -

Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

HIGHLIGHTS FOR THE YEAR ENDED DEC. 31, 2013:

●	Gross written premiums were $1.9 billion, an increase of $142.7 million or 8.2% over 2012.
●	The combined ratio was 97.5% compared to 104.6% in 2012.
●	Net favorable prior-year reserve development was $33.6 million (benefiting the combined ratio by 2.6 points), compared with $27.4 million (benefiting the combined ratio by 2.3 points) in 2012.
●	Estimated pre-tax catastrophe losses were $22.7 million or 1.9 points on the combined ratio compared to $69.8 million or 6.2 points in 2012.
●	The current accident year loss ratio, excluding catastrophes, was 58.6% compared to 60.6% in 2012.
●	Net income was $143.2 million or $5.14 per diluted share compared to $52.3 million or $1.83 per diluted share in 2012.
●	After-tax operating income was $85.4 million or $3.06 per diluted share compared to $38.0 million or $1.33 per diluted share in 2012.
●	In 2013, the Company repurchased $45.1 million or 1.1 million shares of its common stock at an average share price of $41.04, which represents 4.4% of net shares outstanding at Dec. 31, 2012.
●	At Dec. 31, 2013, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $243.2 million.

Notes:
All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013 to stockholders of record on June 3, 2013.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
Operating income is defined as net income at an assumed 20% effective tax rate excluding net realized investment gains/losses and foreign currency exchange gains/losses.
Prior year development for 2012 excludes $5.5 million of favorable development in the E&S segment related to unallocated loss adjustment expenses (ULAE).

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment reported gross written premiums of $151.4 million in the fourth quarter, up $20.8 million or 15.9% from the fourth quarter of 2012. Strong growth was driven by higher premium in Casualty, Allied Medical, and Environmental lines.  Net written premiums were up 18.6% to $127.3 million, and earned premiums were up 21.2% to $125.8 million. Underwriting income was $21.0 million for the quarter, compared to $7.7 million for the fourth quarter of 2012.  The fourth quarter 2013 combined ratio of 83.2% compares to 92.6% in the prior-year quarter.  Included in the fourth quarter 2013 were a series of unrelated fire losses.  Net favorable prior-year reserve development was $17.1 million in the fourth quarter of 2013 and represented 13.7 points on the combined ratio compared to $9.0 million or 8.7 points in the fourth quarter of 2012.  Catastrophe losses for the quarter were negligible compared to catastrophe losses of $2.6 million or 2.5 points in the fourth quarter of 2012.

- more -

For the year ended Dec. 31, 2013, gross written premiums were up 15.7% to $594.2 million, net written premiums were up 13.8% to $478.7 million, and earned premiums rose to $460.2 million or 15.3% over 2012. For 2013, underwriting income was $54.1 million compared to $32.1 million in 2012. For the year ended Dec. 31, 2013, net favorable prior-year reserve development was $43.9 million compared to $42.5 million in 2012.  The 2013 combined ratio, excluding catastrophe losses and reserve development, was 96.8% compared to 98.8% in 2012.

Commercial Specialty

Commercial Specialty reported gross written premiums of $88.8 million in the fourth quarter, down $3.0 million or 3.3% from the fourth quarter of 2012.  The decline in premium is a continuation of our re-underwriting strategy to eliminate underperforming accounts at Trident and Argo Insurance which offset modest growth in Argo Surety and other smaller programs. Net written premiums were up 3.9% to $60.6 million, and earned premiums were down 2.4% to $73.9 million. As a result of the actions we have taken, our underwriting income improved to $2.1 million for the quarter, compared to a loss of $17.2 million for the fourth quarter of 2012.  The fourth quarter 2013 combined ratio of 97.1% includes 3.4 points attributable to a one large fire related loss at Argo Insurance and compares with 122.9% in the prior-year quarter. Losses from catastrophes and U.S. storms were $0.3 million or 0.4 points on the combined ratio compared to $8.8 million or 11.6 points in the fourth quarter of 2012.  Net unfavorable prior-year reserve development was $0.7 million in the fourth quarter of 2013 and represented 0.9 points on the combined ratio, compared to unfavorable prior-year reserve development of $3.6 million or 4.8 points in the fourth quarter of 2012.

For the year ended Dec. 31, 2013, gross written premiums were down 4.1% to $419.1 million, net written premiums were down 5.9% to $288.2 million, and earned premiums declined by 5.8% to $299.0 million. For 2013, underwriting income was $6.7 million compared to an underwriting loss of $47.8 million in 2012. For the year ended Dec. 31, 2013, net unfavorable prior-year reserve development was $1.1 million compared to net unfavorable prior-year reserve development of $22.2 million in 2012.  The 2013 combined ratio, excluding catastrophe losses and reserve development, was 96.1% compared to 102.8% in 2012.

International Specialty

International Specialty reported gross written premiums of $47.5 million in the fourth quarter, down $10.6 million or 18.2% from the fourth quarter of 2012.  The decline was driven mainly by a reduction in our reinsurance business.   Net written premiums were down 25.3% to $20.1 million, and earned premiums were down 8.9% to $35.8 million. Underwriting income was $2.1 million for the quarter, compared to an underwriting loss of $11.7 million for the fourth quarter of 2012, reflecting a combined ratio of 94.0% compared with 131.3% in the prior-year quarter. Net unfavorable prior-year reserve development was $0.5 million in the fourth quarter of 2013 and represented 1.5 points on the combined ratio compared to favorable prior-year reserve development of $2.7 million or 8.5 points in the fourth quarter of 2012. Catastrophe losses for the quarter were negligible compared to catastrophe losses of $18.3 million or 58.5 points in the fourth quarter of 2012.

- more -

For the year ended Dec. 31, 2013, gross written premiums were up 11.7% to $290.6 million, net written premiums were up 6.8% to $155.4 million, and earned premiums rose to $142.4 million or 9.5% over 2012.  For 2013, underwriting income was $6.2 million compared to $3.4 million in 2012. For the year ended Dec. 31, 2013, net favorable prior-year reserve development was $0.1 million compared to $7.2 million in 2012.  The 2013 combined ratio, excluding catastrophe losses and reserve development, was 84.1% compared to 84.8% in 2012.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $125.2 million in the fourth quarter, up $16.3 million or 15% from the fourth quarter of 2012.  Growth reflects higher business production in the property and liability business units. Net written premiums were up 17.6% to $99.6 million, and earned premiums were up 11% to $106.1 million. Underwriting income was $11.8 million for the quarter, compared to $5.7 million for the fourth quarter of 2012, reflecting a combined ratio of 88.7% compared with 93.9% in the prior-year quarter. Net favorable prior-year reserve development was $2.1 million in the fourth quarter of 2013 and represented 2.0 points on the combined ratio compared to $5.3 million or 5.6 points in the fourth quarter of 2012. There were no catastrophe losses in the current quarter, compared to $18.2 million or 19.3 points on the combined ratio in the fourth quarter of 2012.

For the year ended Dec. 31, 2013, gross written premiums were up 9.5% to $583.9 million, net written premiums were up 15.7% to $428.5 million, and earned premiums rose to $401.7 million or 18.9% over 2012.  For 2013, underwriting income was $30.2 million compared to $12.5 million in 2012. For the year ended Dec. 31, 2013, net favorable prior-year reserve development was $6.2 million compared to $9.7 million in 2012.  The 2013 combined ratio, excluding catastrophe losses and reserve development, was 94.0% compared to 92.7% in 2012.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, Feb. 12, 2013, starting at 10 a.m. EST (11 a.m. AST).

A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii140212.html.  Participants inside the U.S. can access the call by phone by dialing (888) 317-6016.  Callers dialing from outside the U.S. can access the call by dialing (412) 317-6016.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii140212.html. In addition, a telephone replay of the call will be available through Feb. 19, 2014, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10039842). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10039842).

- more -

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

- more -
(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2013	2012
	(unaudited)
Assets
Total investments	$4,079.2	$4,200.7
Cash and cash equivalents	157.4	95.8
Accrued investment income	25.7	30.3
Receivables	1,611.9	1,681.9
Goodwill and intangible assets	239.8	245.3
Deferred acquisition costs	113.9	99.4
Ceded unearned premiums	196.3	193.6
Other assets	166.8	141.9
Total assets	$6,591.0	$6,688.9

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,230.3	$3,223.5
Unearned premiums	779.1	730.2
Ceded reinsurance payable	354.7	612.1
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	66.3	63.8
Junior subordinated debentures	193.3	193.3
Other liabilities	260.5	208.1
Total liabilities	5,028.0	5,174.8

Total shareholders' equity	1,563.0	1,514.1
Total liabilities and shareholders' equity	$6,591.0	$6,688.9

Book value per common share	$58.96	$55.22

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Gross Written Premiums	$412.9	$389.7	$1,888.4	$1,745.7
Net Written Premiums	307.6	277.5	1,351.3	1,244.5

Earned Premiums	341.6	314.7	1,303.8	1,186.5
Net Investment Income	22.7	28.5	100.0	118.8
Net Realized Investment Gains	41.7	7.0	71.3	25.7
Fee (Expense) Income, net	(5.4)	0.5	(4.9)	5.3
Total Revenue	400.6	350.7	1,470.2	1,336.3

Losses and Loss Adjustment Expenses	187.9	219.7	742.0	747.6
Other Reinsurance-Related Expenses	4.8	6.5	19.2	27.3
Underwriting, Acquisition and Insurance Expenses	132.8	118.2	510.8	464.5
Interest Expense	5.1	6.7	20.2	23.7
Debt extinguishment costs	0.0	2.2	0.0	2.2
Foreign Currency Exchange Loss (Gain)	3.5	1.5	(1.7)	4.3
Total Expenses	334.1	354.8	1,290.5	1,269.6

Income (Loss) Before Taxes	66.5	(4.1)	179.7	66.7
Income Tax Provision	18.7	0.6	36.5	14.4
Net Income (Loss)	$47.8	$(4.7)	$143.2	$52.3

Net Income (Loss) per Common Share (Basic)	$1.80	$(0.17)	$5.33	$1.86

Net Income (Loss) per Common Share (Diluted)	$1.74	$(0.17)	$5.14	$1.83

Weighted Average Common Shares:
Basic	26.6	27.6	26.9	28.1
Diluted	27.5	27.6	27.9	28.7

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$151.4	$130.6	$594.2	$513.5
Net Written Premiums	127.3	107.3	478.7	420.8
Earned Premiums	125.8	103.8	460.2	399.3
Underwriting Income	$21.0	$7.7	$54.1	$32.1
Net Investment Income	9.9	12.6	42.2	51.1
Interest Expense	(1.7)	(2.5)	(6.9)	(9.1)
Operating Income Before Taxes	$29.2	$17.8	$89.4	$74.1
Loss Ratio	51.0	56.3	53.6	55.9
Expense Ratio	32.2	36.3	34.5	36.0
GAAP Combined Ratio	83.2%	92.6%	88.1%	91.9%
Commercial Specialty
Gross Written Premiums	$88.8	$91.8	$419.1	$437.0
Net Written Premiums	60.6	58.3	288.2	306.4
Earned Premiums	73.9	75.7	299.0	317.5
Underwriting Income (Loss)	$2.1	$(17.2)	$6.7	$(47.8)
Net Investment Income	5.2	7.0	22.8	27.6
Interest Expense	(1.0)	(1.7)	(3.8)	(5.9)
Fee (Expense) Income, net	(2.2)	(1.1)	(4.3)	1.3
Operating Income (Loss) Before Taxes	$4.1	$(13.0)	$21.4	$(24.8)
Loss Ratio	68.0	90.3	65.1	81.0
Expense Ratio	29.1	32.6	32.7	34.1
GAAP Combined Ratio	97.1%	122.9%	97.8%	115.1%
International Specialty
Gross Written Premiums	$47.5	$58.1	$290.6	$260.2
Net Written Premiums	20.1	26.9	155.4	145.5
Earned Premiums	35.8	39.3	142.4	130.1
Underwriting Income (Loss)	$2.1	$(11.7)	$6.2	$3.4
Net Investment Income	2.0	2.3	8.4	12.3
Interest Expense	(0.9)	(1.3)	(3.3)	(4.4)
Operating Income Before Taxes	$3.2	$(10.7)	$11.3	$11.3
Loss Ratio	50.1	96.5	58.7	60.9
Expense Ratio	43.9	34.8	36.7	36.2
GAAP Combined Ratio	94.0%	131.3%	95.4%	97.1%
Syndicate 1200
Gross Written Premiums	$125.2	$108.9	$583.9	$533.4
Net Written Premiums	99.6	84.7	428.5	370.2
Earned Premiums	106.1	95.6	401.7	337.9
Underwriting Income	$11.8	$5.7	$30.2	$12.5
Net Investment Income	2.9	3.9	11.0	15.3
Interest Expense	(0.9)	(1.1)	(3.3)	(3.7)
Fee (Expense) Income, net	(3.2)	1.6	(0.6)	4.0
Operating Income Before Taxes	$10.6	$10.1	$37.3	$28.1
Loss Ratio	49.0	56.9	52.8	55.7
Expense Ratio	39.7	37.0	39.6	40.5
GAAP Combined Ratio	88.7%	93.9%	92.4%	96.2%

- more -

ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Quarter Ended		For the Year Ended
Net Prior Year Development	12/31/2013	12/31/2012	12/31/2013	12/31/2012
(Favorable)/Unfavorable (1)
E&S	$(17.1)	$(9.0)	$(43.9)	$(42.5)
Commercial Specialty	0.7	3.6	1.1	22.2
International Specialty	0.5	(2.7)	(0.1)	(7.2)
Syndicate 1200	(2.1)	(5.3)	(6.2)	(9.7)
Run-off	5.9	3.8	15.5	9.8
Total	$(12.1)	$(9.6)	$(33.6)	$(27.4)

(1) Excludes favorable development on ULAE

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Income (Loss) Before Taxes:
From Operations	$28.3	$(7.4)	$106.7	$47.5
Foreign Currency Exchange Gain (Loss)	(3.5)	(1.5)	1.7	(4.3)
Debt extinguishment costs	-	(2.2)	-	(2.2)
Net Realized Investment Gains	41.7	7.0	71.3	25.7
Income (Loss) Before Taxes	66.5	(4.1)	179.7	66.7
Income Tax Provision	18.7	0.6	36.5	14.4
Net Income (Loss)	$47.8	$(4.7)	$143.2	$52.3

Net Income (Loss) per Common Share (Diluted)	$1.74	$(0.17)	$5.14	$1.83

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	1.93	(0.12)	5.16	1.86
Foreign Currency Exchange (Gains) Loss (a)	0.10	0.04	(0.05)	0.12
Debt extinguishment costs	-	0.07	-	0.06
Net Realized Investment Gains (a)	(1.21)	(0.20)	(2.05)	(0.71)

Operating Income (Loss) per Common Share (Diluted)	0.82	(0.21)	3.06	1.33

(a) Per diluted share at assumed tax rate of 20%.

# # #